                                                                      EXHIBIT 11


               MEADOWBROOK INSURANCE GROUP, INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS



                                                                    Income                Shares                   Per Share
                                                                  (Numerator)          (Denominator)                 Amount
                                                                  -----------          -------------               ---------

                                                                         FOR THE SIX MONTHS ENDED JUNE 30, 2002
Net income applicable to common shareholders                        $ 1,032,219
                                                              =================

BASIC EPS
   Income applicable to shareholders                                                     11,220,758                  $0.09
                                                                                                                      =====
EFFECT OF DILUTIVE SECURITIES
   Options                                                                                         -
                                                                                      --------------
DILUTED EPS
   Income applicable to shareholders                                                     11,220,758                  $0.09
                                                                                      ==============                  =====


                                                                         FOR THE SIX MONTHS ENDED JUNE 30, 2001

Net loss applicable to common shareholders                          $(7,328,797)
                                                              =================

BASIC EPS
   Loss applicable to shareholders                                                        8,512,178                 ($0.86)
                                                                                                                    =======
EFFECT OF DILUTIVE SECURITIES
   Options                                                                                       660
                                                                                      --------------
DILUTED EPS
   Loss applicable to shareholders                                                        8,512,838                 ($0.86)
                                                                                      ==============                =======


               MEADOWBROOK INSURANCE GROUP, INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS

                                                  Income                Shares              Per Shares
                                                (Numerator)          (Denominator)            Amount
                                                -----------          -------------          ----------

                                                         FOR THE QUARTER ENDED JUNE 30, 2002
Net income applicable to common shareholders    $  122,513
                                                ==========
BASIC EPS
   Income applicable to shareholders                                 13,899,557                 $0.01
                                                                                                =====
EFFECT OF DILUTIVE SECURITIES
   Options                                                                2,516
                                                                    -----------
DILUTED EPS
   Income applicable to shareholders                                 13,902,073                 $0.01
                                                                    ===========                 =====

                                                         FOR THE QUARTER ENDED JUNE 30, 2001


Net loss applicable to common shareholders      $(7,482,171)
                                                ===========
BASIC EPS
   Loss applicable to shareholders                                    8,512,194                ($0.88)
                                                                                                =====
EFFECT OF DILUTIVE SECURITIES
   Options                                                                 -
                                                                    -----------
DILUTED EPS
   Loss applicable to shareholders                                    8,512,194                ($0.88)
                                                                    ===========                 =====